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                                  MERRILL/MAY, INC.



                              ________________________

                                       BYLAWS

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                                 TABLE OF CONTENTS
                                                                           Page
                                                                           ----
ARTICLE I. Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.  Principal Executive Office. . . . . . . . . . . . . . . . . . 1
    Section 2.  Registered Office . . . . . . . . . . . . . . . . . . . . . . 1
    Section 3.  Other Offices . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II. Meetings of Shareholders. . . . . . . . . . . . . . . . . . . . . 1
    Section 1.  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . 1
    Section 2.  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . 1
    Section 3.  Notice of Regular Meetings. . . . . . . . . . . . . . . . . . 1
    Section 4.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 2
    Section 5.  Notice of Special Meetings. . . . . . . . . . . . . . . . . . 2
    Section 6.  Business to be Transacted . . . . . . . . . . . . . . . . . . 2
    Section 7.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . 2
    Section 8.  Meetings Held Upon Shareholder Demand . . . . . . . . . . . . 2
    Section 9.  Quorum and Adjournment. . . . . . . . . . . . . . . . . . . . 2
    Section 10.  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 11.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 12.  Manner of Voting . . . . . . . . . . . . . . . . . . . . . . 3
    Section 13.  Record Date. . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 14.  Organization of Meetings . . . . . . . . . . . . . . . . . . 3
    Section 15.  Electronic Conferences and Participation by Electronic
                 means. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 16.  Action Without a Meeting . . . . . . . . . . . . . . . . . . 4

ARTICLE III. Board of Directors . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 1.  General Powers. . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 2.  Number and Term of Office . . . . . . . . . . . . . . . . . . 4
    Section 3.  Resignation and Removal . . . . . . . . . . . . . . . . . . . 4
    Section 4.  Vacancies and Newly Created Directorships . . . . . . . . . . 4
    Section 5.  Meetings of Directors . . . . . . . . . . . . . . . . . . . . 5
    Section 6.  Calling Meetings. . . . . . . . . . . . . . . . . . . . . . . 5
    Section 7.  Participation by Electronic Communications. . . . . . . . . . 5
    Section 8.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . 5
    Section 9.  Absent Directors. . . . . . . . . . . . . . . . . . . . . . . 5
    Section 10.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 11.  Organization of Meetings . . . . . . . . . . . . . . . . . . 6
    Section 12.  Committees . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Section 13.  Action Without Meeting . . . . . . . . . . . . . . . . . . . 6
    Section 14.  Compensation of Directors. . . . . . . . . . . . . . . . . . 6

ARTICLE IV. Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Section 1.  Number and Qualification. . . . . . . . . . . . . . . . . . . 6
    Section 2.  Election and Term of Office . . . . . . . . . . . . . . . . . 7
    Section 3.  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Section 4.  Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

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    Section 5.  The Chief Executive Officer . . . . . . . . . . . . . . . . . 7
    Section 6.  The Chief Financial Officer . . . . . . . . . . . . . . . . . 7
    Section 7.  The Chairperson of the Board. . . . . . . . . . . . . . . . . 8
    Section 8.  The President . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 9.  The Vice President. . . . . . . . . . . . . . . . . . . . . . 8
    Section 10.  Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 11.  Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 12.  Authority and Duties . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE V. Certificates of Stock. . . . . . . . . . . . . . . . . . . . . . . 9
    Section 1.  Certificates of Stock . . . . . . . . . . . . . . . . . . . . 9
    Section 2.  Facsimile Signatures. . . . . . . . . . . . . . . . . . . . . 9
    Section 3.  Lost or Destroyed Certificates. . . . . . . . . . . . . . . . 9
    Section 4.  Transfers of Stock. . . . . . . . . . . . . . . . . . . . . . 9
    Section 5.  Registered Shareholders . . . . . . . . . . . . . . . . . . . 9

ARTICLE VI. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .10
    Section 1.  Indemnification . . . . . . . . . . . . . . . . . . . . . . .10
    Section 2.  Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .10
    Section 3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VII. General Provisions . . . . . . . . . . . . . . . . . . . . . . .10
    Section 1.  Execution of Instruments. . . . . . . . . . . . . . . . . . .10
    Section 2.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .10
    Section 3.  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . .10
    Section 4.  Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . .10
    Section 5.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE VIII. Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .11
    Section 1.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .11

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                                       BYLAWS
                                         OF
                                  MERRILL/MAY, INC.

                                     ARTICLE I.

                                      OFFICES.

     SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be determined from time to time by the Board of Directors.

     SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

     SECTION 3. OTHER OFFICES. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

                                  ARTICLE II.
                             MEETINGS OF SHAREHOLDERS.

     SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer. Any regular or special meeting of the shareholders of the Corporation called by or held pursuant to a written demand of Shareholders shall be held in the county where the principal executive office of the Corporation is located.

     SECTION 2. REGULAR MEETINGS. Regular meetings of the shareholders may be held on an annual or other less frequent basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. If a regular meeting has not been held during the immediately preceding 15 months, one or more shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may call a regular meeting of shareholders by delivering to the Chief Executive Officer a written demand for a regular meeting. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

     SECTION 3. NOTICE OF REGULAR MEETINGS. Unless otherwise required by law, written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his or her address as the same appears upon the books of the Corporation.

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     SECTION 4.     SPECIAL MEETINGS.  A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive
Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof, or by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

     SECTION 5. NOTICE OF SPECIAL MEETINGS. Written notice of the time, place and purpose or purposes of a special meeting shall be mailed, postage prepaid, at least five (5) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his or her address as the same appears upon the books of the Corporation.

     SECTION 6. BUSINESS TO BE TRANSACTED. No business shall be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

     SECTION 7. WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     SECTION 8. MEETINGS HELD UPON SHAREHOLDER DEMAND. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Sections 3 or 5 hereof at the expense of the Corporation.

     SECTION 9. QUORUM AND ADJOURNMENT. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at the meeting, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

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     SECTION 10.    VOTING RIGHTS.  A shareholder may cast his or her vote in
person or by proxy. When a quorum is present at the time a meeting is convened, the affirmative vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 11. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information, sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after eleven (11) months from its date, unless the proxy expressly provides for a longer period

     SECTION 12. MANNER OF VOTING. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder and except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted in such election of directors.

     SECTION 13. RECORD DATE. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

     SECTION 14. ORGANIZATION OF MEETINGS. The Chairperson of the Board shall preside at all meetings of the shareholders, in the absence of a chairperson or if the office of Chairperson of the Board is vacant, the Chief Executive Officer shall preside at meetings of the shareholders and in his or her absence the Chief Financial Officer shall act as presiding Officer. The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the presiding officer shall act as secretary.

     SECTION 15. ELECTRONIC CONFERENCES AND PARTICIPATION BY ELECTRONIC MEANS. A conference among shareholders conducted by any means of communication through which the shareholders may simultaneously hear each other during the conference shall constitute a regular or special meeting of shareholders, provided the notice of the conference is given to every holder of shares entitled to vote pursuant to sections 3 or 5 hereof. A shareholder may participate in a regular or special meeting of shareholders by any means of communication through which the

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shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting. Such participation in a meeting shall constitute presence at the meeting in person or by proxy.

     SECTION 16. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action. Such action shall be effective on the date on which the last signature is placed on such writing or writings, unless a different effective date is provided in the written action. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing such certificate shall state therein that the action was effected in the manner aforesaid.

                                   ARTICLE III.
                                BOARD OF DIRECTORS.

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

     SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholder, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon the compliance with the provisions of Section 3 of this Articles. Except as otherwise permitted by statute, each director shall be elected at a regular meeting of the Corporation's shareholders (or at any special meeting of the shareholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director shall be elected to serve until the next regular meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy shall occur by reason of death, resignation, or removal for office. Directors shall be natural persons, but need not be shareholders.

     SECTION 3. RESIGNATION AND REMOVAL. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The entire Board of Directors or any director or directors may be removed at any time, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director or directors.

     SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the

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time of such increase.  Any vacancy or newly created directorship may be filled by resolution of the shareholders.

     SECTION 5. MEETINGS OF DIRECTORS. The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

     SECTION 6. CALLING MEETINGS. Meetings of the Board of Directors may be called by (i) the Chief Executive Officer on two (2) days' notice or (ii) any director on ten (10) days' notice, to each director, either personally, by telephone or by mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chief Executive Officer shall state the purpose of the meeting.

     SECTION 7. PARTICIPATION BY ELECTRONIC COMMUNICATIONS. Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or by similar means of communication by which all persons participating in the meeting can simultaneously hear each other. A director so participating shall be deemed present in person at the meeting.

     SECTION 8. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

     SECTION 9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the Chief Executive Officer or Chief Financial Officer or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     SECTION 10. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present

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at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 11. ORGANIZATION OF MEETINGS. The Chairperson of the Board shall preside at all meetings of the Board of Directors and in his or her absence the Chief Executive Officer shall act as presiding officer. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the presiding officer shall act as secretary.

     SECTION 12. COMMITTEES. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

     SECTION 13. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

     SECTION 14. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE IV.
                                     OFFICERS.

     SECTION 1. NUMBER AND QUALIFICATION. The Officers of the Corporation shall consists of one or more natural persons duly elected by the Board of Directors exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and

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management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights duties and responsibilities set for the in these Bylaws unless otherwise determined by the Board. Any of the Offices or functions of those offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors and may be elected at any regular or special meeting held pursuant to these Bylaws. All officers shall hold office until their successors have been duly elected and qualified, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

     SECTION 3. RESIGNATION. REMOVAL AND VACANCIES. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors present at a duly held Board meeting. A vacancy in an office may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by action of the Board of Directors.

     SECTION 4. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

     SECTION 5. THE CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and, whenever necessary, certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

     SECTION 6. THE CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer's transactions as chief financial officer and of

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the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     SECTION 7. THE CHAIRPERSON OF THE BOARD. The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 8. THE PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation. If an officer other than the President is designated chief executive officer, the President shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

     SECTION 9. THE VICE PRESIDENT. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

     SECTION 10. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall maintain records of all the proceedings of the meetings in a book to be kept for that purpose, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the chief executive officer or the Board of Directors may prescribe from time to time.

     SECTION 11. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time.

     SECTION 12. AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

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                                     ARTICLE V.
                               CERTIFICATES OF STOCK.

     SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive Officer and the Secretary or an Assistant Secretary of the corporation, if there be one, certifying the number of shares owned by him or her in the Corporation. The certificates of stock of each class shall be numbered in the order of their issue.

     SECTION 2. FACSIMILE SIGNATURES. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 3. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

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                                    ARTICLE VI.
                                  INDEMNIFICATION.

     SECTION 1. INDEMNIFICATION. The Corporation shall indemnify its directors officers and for such expenses and liabilities, in such manner, under such circumstances, and to extent, as required or permitted by Minnesota Statues, Section 302A.52l, as amended from time to time, or as required or permitted by other provisions of law. The Corporation may but shall not be required to indemnify agents or employees of the Corporation other than directors and officers to the fullest extent permitted by law as determined by the Board of Directors from time to time. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any right to indemnification or protection of a director, officer or employee of this Corporation existing at the time of such repeal or modification.

     SECTION 2. ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     SECTION 3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                   ARTICLE VII.
                                GENERAL PROVISIONS.

     SECTION 1. EXECUTION OF INSTRUMENTS. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

     SECTION 3. DIVIDENDS. Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

     SECTION 4. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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     SECTION 5.     SEAL.  The Corporation shall have no seal.

                                   ARTICLE VIII.
                                    AMENDMENTS.

     SECTION 1. AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of director of their classifications, qualifications or terms of office, buy may adopt or amend a Bylaw that increases the number of directors.
                                                               December 20,1993


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